Exhibit 10.18
Ply Gem Industries, Inc.
5020 Weston Parkway, Suite 400
Cary, N.C. 27513
May 27, 2010

Re:	Retention Bonus Award, Amendment
Dear Gary:
          Reference is made to the Letter Agreement between Ply Gem Industries, Inc. (the “Company”) and you, as the Company’s President and Chief Executive Officer, dated November 7, 2008, regarding your Retention Bonus Award (the “Retention Bonus Award Letter”). All capitalized terms not otherwise defined herein shall have the meaning attributed to them in the Retention Bonus Award Letter.
          This letter hereby amends the Retention Bonus Award Letter as follows:
          1. The amount of the Retention Bonus referenced in the third paragraph of the Retention Bonus Award Letter shall be amended by deleting the number “$2,000,000” and replacing it with “$3,000,000”.
          2. The Payment Date referenced in the third paragraph of the Retention Bonus Award Letter shall be amended by deleting the phrase “September 1, 2011” and replacing it with “the earlier of (x) the effective date of the initial public offering of the Company generating gross proceeds in excess of $100 million and (y) September 1, 2011”.
          This letter amendment agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles which could cause the laws of another jurisdiction to apply. The parties acknowledge that any statements or representations that may have been made heretofore regarding the terms and matters dealt with in this letter amendment agreement are void and have no effect and that neither party has relied thereon.
          Nothing in this letter amendment agreement shall be deemed to entitle you to continued employment with the Company.
          All other terms of the Retention Bonus Award Letter shall remain in full force and effect.

          Kindly sign this letter amendment agreement in the space indicated below at which time this agreement shall become a binding agreement between you and the Company, enforceable in accordance with its terms.
          On behalf of the Company, I thank you for your continued service.

PLY GEM INDUSTRIES, INC.

By:	/s/ Shawn K. Poe

Name:	Shawn K. Poe
Title:	Chief Financial Officer

Accepted and Agreed to:

/s/ Gary E. Robinette
Gary E. Robinette